Exhibit 23.3

26/F HKRI Centre One, HKRI Taikoo Hui,

288 Shimen Road (No. 1),

Shanghai 200041, P.R. China

T: (86-21) 5298-5488

F: (86-21) 5298-5492

junhesh@junhe.com

December 15, 2020

CooTek (Cayman) Inc.
9-11F, No.16, Lane 399, Xinlong Road,
Minhang District
Shanghai, 201101
People’s Republic of China

Dear Sir/Madam:

We hereby consent to the reference of our name under the headings “Enforceability of Civil Liabilities” and “Legal Matters” in CooTek (Cayman) Inc.’s registration statement on Form F-3 including all amendments or supplements thereto (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing of this consent letter with the SEC as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ JunHe LLP
JunHe LLP